INDEPENDENT AUDITORS CONSENT

We hereby consnt to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form-8 of our report of Telecom Wireless Corporation and Subsidiary dated September 22, 1998, appearing in the Company's Registration Statement on Form SB-2 (SEC File No. 333-91717). We also consent to the reference to us under the caption "Experts" in the Reoffer Prospetus.




                                  /s/ Gerstle, Rosen & Associates, P.A.
                                  GERSTLE, ROSEN & ASSOCIATES, P.A.

Aventura, Florida
September 7, 2000